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                                                                   EXHIBIT 10.12

                              SEPARATION AGREEMENT

This Separation Agreement (the "Agreement") is entered into this ___ day of January, 1999 by and between James S. Carluccio ("Carluccio"), an individual residing at 70 Wearimus, Ho-Ho-Kus, New Jersey 07423, and Technology Solutions Company ("TSC"), a Delaware corporation having its principal place of business at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601.

         WHEREAS, Carluccio has been employed by TSC, first as a Senior Vice President and then as an Executive Vice President, since January 16, 1992.

         WHEREAS, effective on March 27, 1998, Carluccio and TSC entered into an Employment Agreement (the "Employment Agreement").

         WHEREAS, Carluccio and TSC now desire to terminate the employment relationship and the Employment Agreement and enter into this Agreement.

         THEREFORE, in consideration of the mutual premises contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Carluccio and TSC hereby agree as follows.

         1. DATE OF SEPARATION. Carluccio's employment with TSC and the Employment Agreement (except for those provisions set forth in Section 4. below which shall survive the termination of the Employment Agreement) shall terminate effective February 11, 1999 (the "Termination Date"). TSC does not owe Carluccio any compensation for accrued vacation.

         2. CONTINUATION OF PAYMENTS. TSC and Carluccio agree that the cash components of the Termination Payments (as defined in Section 3.(a) of the Employment Agreement) will be payable if Carluccio is not in breach of Section 8, 9, 10, 16, or 17 of the Employment Agreement as follows:

         (a)(i) fifty percent (50%) of the amount due to Carluccio as the salary component of Termination Payments (such amount totaling $450,000) and
         (ii) the first Average Bonus payment (as defined in the Employment Agreement, such amount totaling $140,000) will be paid to Carluccio, subject to required withholding, on February 15, 1999 with TSC's regular payroll; and

         (b) the remaining fifty percent (50%) of the amount due to Carluccio as the salary component of Termination Payments (such aggregate amount totaling $450,000) will be paid to Carluccio, subject to required


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         withholding and employee's health benefit contributions, in equal payments, twice monthly, in accordance with TSC's normal payroll cycle, over the two year period commencing on the Termination Date; and

         (c) the second Average Bonus payment (such amount totaling $140,000) will be paid to Carluccio, subject to required withholding, on February 15, 2000, such date corresponding with the date TSC anticipates paying bonuses given its new fiscal year-end of December 31.


         3. LETTER OF CREDIT FOR PAYMENTS. TSC agrees that it will establish a letter of credit in favor of Carluccio to enable Carluccio to draw the specific amounts contemplated in Sections 2(b) and (c) above when they are due and payable pursuant to the terms of this Agreement if TSC does not make these payments in accordance with the terms of this Agreement.

         4. DEFERRED COMPENSATION. Carluccio has entered into a deferred compensation agreement with TSC ("Deferred Compensation Agreement"). In accordance with the terms of the Deferred Compensation Agreement, Carluccio notified TSC in December 1998 of his decision to receive a lump sum pay out of the balance in his deferred compensation account when his employment with TSC is terminated in 1999. TSC agrees to comply with Carluccio's request and the terms of his Deferred Compensation Agreement and make a lump sum payment to Carluccio by April 9, 1999.

         5. HEALTH INSURANCE AND SHORT TERM DISABILITY. TSC agrees that it will continue Carluccio's health insurance benefits and short term disability benefits until February 11, 2001 or until Carluccio is re-employed, whichever comes first.

         6. TSC INCENTIVE STOCK OPTIONS. Carluccio has entered into several Technology Solutions Company Nonstatutory Stock Option Agreements with TSC. These agreements shall all remain in full force and effect and all actions taken or to be taken under these agreements shall be governed by the terms thereof.

         7. COUNTRY CLUB MEMBERSHIP ADVANCE. On October 1, 1997 TSC advanced to Carluccio $36 thousand to be used in conjunction with his obtaining a membership at the Ridgewood Country Club in Paramus, New Jersey. Pursuant to the terms of the advance agreement the advance is to be forgiven in the event that Carluccio's employment with TSC is terminated by TSC for other than serious misconduct. TSC agrees that the advance is so forgiven.


         8. ENTIRE AGREEMENT. This Agreement and Sections 8, 9, 10, 15, 16, 17, and 18 of the Employment Agreement, which shall survive termination of the Employment Agreement, constitute the entire agreement between TSC and Carluccio with respect to


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the subject matter hereof. Neither Carluccio nor TSC may modify this Agreement by oral agreements, promises, or representations. The parties may modify this Agreement only by a written instrument signed by both parties.

         9. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         10. MEDIATION OF DISPUTES. The parties agree that Sections 16 and 17 of the Employment Agreement will apply to the resolution of any disputes arising under this Agreement.

         IN WITNESS WHEREOF, TSC has caused this Agreement to be executed by a duly authorized officer of the company and Carluccio has executed this Agreement as of the day and year first above written.

JAMES S. CARLUCCIO                      TECHNOLOGY SOLUTIONS COMPANY



James S. Carluccio                      By: John T. Kohler
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Date: 2/2/99                            Date:
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